Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Market Central, Inc. (the "Company") on Form 10-KSB for the period ending August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Clifford A. Clark, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods covered by the Report.

By:   /s/ Clifford A. Clark

Clifford A. Clark
Chief Financial Officer

November 9, 2005